UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 August 15, 2005

SIBLING ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-60958	13-3963541
Commission File Number)	(IRS Employer Identification No.)

511 West 25th Street Suite 503 New York, New York 10001	(212) 414-9600
(Address of Principal Executive Offices)	(Telephone Number including Area Code)

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AMICI VENTURES, INC.

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Sibling Entertainment Group, Inc., formerly, Amici Ventures, Inc. (the “Company”) hereby amends Item 9.01 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2005 in connection with the acquisition completed on June 17, 2005 pursuant to the terms of the previously reported Share Exchange Agreement, dated as of June 17, 2005, as amended, between the Company and Sibling Pictures, Inc. (“SPI”) and the shareholders of SPI, such that Item 9.01 is replaced by the following Item 9.01. Typographical revisions were made to Exhibit 2.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Financial statements of Sibling Pictures, Inc. See Exhibit 99.1 (audited financial statements of Sibling Pictures, Inc. for the nine months ending March 31, 2005 and for the periods from inception, October 24, 2003, through June 30, 2004 and March 31, 2005).

(b) Pro forma financial information.

See Exhibit 99.2 (unaudited pro forma consolidated financial statements of Sibling Entertainment Group, Inc. and Sibling Pictures, Inc.). The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of results of operations or financial position that would have occurred had the transaction been consummated at the beginning of the period presented, nor are they necessarily indicative of future results.

(c) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP, INC.
(formerly Amici Ventures, Inc.)

Dated: August 15, 2005	By:	__________________________________________________________
James Cardwell, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement made this 17th of June, 2005, by and among Amici Ventures, Inc. a New York corporation, Sibling Pictures, Inc., a Delaware corporation, and the stock holders of Sibling Pictures who are signatories thereto.

99.1	Audited financial statements for Sibling Pictures, Inc. the 9 months ending March 31, 2005 for the periods from inception, October 24, 2003, through June 30, 2004 and March 31, 2005.
99.2	Unaudited pro forma consolidated financial statements of Sibling Entertainment Group, Inc. and Sibling Pictures, Inc.